UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	January 2, 2019

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 Seaport Court, Suite 102, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 Entry into a Material Definitive Agreement

Series A Preferred Stock Purchase Agreement

On January 2, 2019,  BroadVision, Inc. (the “Company”) entered into a Series A Preferred Stock Purchase Agreement with Vmoso, Inc., a Delaware corporation (“Vmoso”) for the purchase of 745,000 shares of Vmoso’s Series A Preferred Stock for a purchase price comprising the contribution of Company intellectual property and other assets valued by the Company’s Board of Directors at $745,000 (the “Series A SPA”). The contributed assets represent substantially all of the intellectual property and other assets relating to the Company’s Clearvale and Vmoso platforms, including the current Clearvale and Vmoso products and the My Vmoso Network (“MVN”) development project. As previously announced, Vmoso will continue the commercialization of the Clearvale and Vmoso products and the development of MVN.

Following the completion of Vmoso’s sale of Class 1 Common Stock described below, the shares of Series A Preferred Stock owned by the Company represent approximately 19.9% of the total number of shares of Vmoso’s capital stock outstanding. The rights, preferences and privileges of Vmoso’s Series A Preferred Stock include a liquidation preference of $1.00 per share.

The foregoing is a summary description of the terms and conditions of the Series A SPA and by its nature is incomplete. It is qualified in its entirety by reference to the Series A SPA, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Class 1 Common Stock Purchase Agreement

Pursuant to the financing plan announced by the Company in October 2018, on January 2,  2019,  Dr. Pehong Chen, the Company’s and Vmoso’s President and Chief Executive Officer and the Company’s largest stockholder, purchased 3,000,000 shares of Vmoso’s Class 1 Common Stock, representing approximately 80.1% of the total number of shares of Vmoso’s capital stock outstanding after such purchase, for a purchase price of $3,000,000 in cash pursuant to a Class 1 Common Stock Purchase Agreement between Dr. Chen and Vmoso (the “Common SPA”).

The foregoing is a summary description of the terms and conditions of the Common SPA and by its nature is incomplete. It is qualified in its entirety by reference to the Common SPA, which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Services and Facilities Agreement

On January 2, 2019,  the Company entered into a Services and Facilities Agreement (the “Intercompany Agreement”) with Vmoso, the terms of which provide for the payment of certain fees to the Company by Vmoso, in exchange for the contribution of the Company’s expertise, resources, services, as well as the limited use of the Company’s facilities in Vmoso’s business and operations.  The Intercompany Agreement became effective as of January 1, 2019 and shall continue for a period of one year, unless earlier terminated, and shall be renewable upon written consent from both parties.

The Company and Vmoso anticipate that, pursuant to the Intercompany Agreement, the Company will provide substantially all of the personnel, facilities and equipment required for Vmoso’s operations for the foreseeable future. The fees contemplated by the Intercompany Agreement are generally intended to permit the Company to recover the cost to it of providing these personnel, facilities, and equipment.

The foregoing is a summary description of the terms and conditions of the Intercompany Agreement and by its nature is incomplete. It is qualified in its entirety by reference to the Intercompany Agreement, which is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is hereby incorporated herein by reference.

Item 9.01 – Financial Statements & Exhibits

(a) Exhibits

Exhibit No.	Description
10.1	Series A Preferred Stock Purchase Agreement dated January 2, 2019 by and between BroadVision, Inc. and Vmoso, Inc.
10.2	Class 1 Common Stock Purchase Agreement dated January 2, 2019 by and between Dr. Pehong Chen and Vmoso, Inc.
10.3	Services and Facilities Agreement dated January 2, 2019, effective as of January 1, 2019, by and between BroadVision, Inc. and Vmoso, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BroadVision, Inc.

January 2, 2019	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: Chairman of the Board, President, and Chief Executive Officer